EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration statement of Professional Detailing, Inc. on form S-8 (File No. 333-61231) of our report dated February 8, 1999, on our audit of the financial statements of Professional Detailing, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

                                             /s/ PricewaterhouseCoopers L.L.P.

Florham Park, New Jersey
March 2, 1999